Exhibit 99.1

news release

Executive Offices	For Further Information Contact:
2200 E. Golf Road

Des Plaines, IL 60016-1267

www.unitedstationers.com

Richard W. Gochnauer

President and Chief Executive Officer

or

Kathleen S. Dvorak

Sr. Vice President and Chief Financial Officer

United Stationers Inc.
(847) 699-5000

FOR IMMEDIATE RELEASE

UNITED STATIONERS INC. REPORTS
THIRD QUARTER SALES AND EARNINGS INCREASES

DES PLAINES, Ill., Oct. 25, 2004 — United Stationers Inc. (NASDAQ: USTR) reported that net sales for the third quarter ended September 30, 2004 rose 5.0% to $1.0 billion, compared with sales of $979 million for the third quarter of 2003.  Net income for the latest quarter was $26.3 million, compared with $23.3 million a year ago.  Diluted earnings per share for the three months ended September 30, 2004 were $0.78, up 13.0% compared with $0.69 in the prior-year quarter.

Third Quarter Results

The 5.0% sales improvement reflected growth across all product categories, with furniture and janitorial/sanitation posting the largest increases.  Gross margin for the third quarter of 2004 remained flat at 14.9% of sales, compared with the prior-year quarter.  Gross margin during the quarter was favorably impacted by higher inflation, lower net freight costs, and higher purchase discounts offset by a decline in pricing margin.  In addition, gross margin was adversely affected in the quarter by a write-off of approximately $4.3 million in vendor allowances and other items resulting from an ongoing review of the company’s Canadian division.  The write-off relates to amounts that either were overaccrued, or became uncollectible, in prior periods.  The company also recorded positive adjustments to margin of approximately $2.4 million identified as a result of a review of historical vendor program terms.

Operating expenses for the third quarter of 2004 were $108.2 million, or 10.5% of sales, compared with $105.0 million, or 10.7% of sales, in the same period last year.  The lower operating expense ratio reflects higher sales and the success of cost reduction initiatives.  The operating margin for the latest three months was 4.4% of sales, up from 4.2% a year ago.

Stronger Nine-Month Results

Net sales for the nine months ended September 30, 2004 reached $3.0 billion, up 2.7% compared with net sales of $2.9 billion in the same period last year.  Year-to-date net income totaled $70.7 million, compared with $51.1 million at this time last year.  Diluted earnings per share for the nine-month period ended September 30, 2004 were $2.08, compared with $1.54 for the prior-year period.  During the first nine months of last year, the company recorded charges totaling $0.32 per diluted share related to the cumulative effect of a change in accounting principle and the early retirement of debt.  Excluding these charges, diluted earnings per share for the nine months ended September 30, 2003 would have been $1.86.  A reconciliation of diluted earnings per share on the basis of generally accepted accounting principles (GAAP) to the diluted earnings per share excluding these charges is presented at the end of this news release.

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Cash Flow and Debt Reduction

Net cash provided by operating activities for the nine months ended September 30, 2004 and 2003 reached $42.9 million and $185.6 million, respectively.  Year-to-date net cash provided by operating activities excluding the effects of receivables sold totaled $86.4 million in 2004, compared with $100.7 million in 2003.  The 2004 cash flow benefited from higher earnings while 2003 benefited from reductions in working capital.  A reconciliation of cash provided by operating activities, excluding the effects of receivables sold, to the most comparable GAAP measure is presented at the end of this release.

“During the last 12 months, we reduced total debt and securitization financing by nearly $76 million,” said Richard W. Gochnauer, president and chief executive officer.  “In the same period, we also repurchased $41 million of our common stock. Earnings and lower capital spending have continued to reduce our debt.  As a result, debt-to-total capitalization (including the securitization financing) was 14.5% at the end of September, compared with 23.4% at this time last year.”  A reconciliation of these items to the most comparable GAAP measures is presented at the end of this release.

Share Repurchase Activity

United Stationers’ board of directors approved a new share repurchase program in July 2004, authorizing the company to buy an additional $100 million in common stock.  Under this program, purchases may begin or be suspended at any time without notice.  At September 30, 2004, United Stationers had 33 million shares outstanding.

The company repurchased approximately 720,000 shares for $26.9 million during the first half of 2004 under a prior authorization and approximately 352,000 shares for $14.0 million during the third quarter under the new authorization.

Outlook:  Initiatives Should Lead to Improved Results

“New category management initiatives introduced in July are beginning to gain traction in the marketplace,” Gochnauer noted.  “We expect the benefits of these initiatives will continue in the fourth quarter.  Sales growth to date in October is trending at approximately 6% over the prior-year period, adjusting for inventory investment purchases by customers.  At the same time, we are re-investing in organizational talent and various initiatives to provide a longer-term competitive advantage.  Projects under way include network optimization, strategic sourcing, and exploration of supply-chain opportunities.  We expect these initiatives will better position us to achieve our long-term goals.  We are determined to attain top-line increases that match or exceed the industry-average growth rate and to produce annual EPS growth of 12% to 15%.  We remain focused on improving customer satisfaction, increasing sales, reducing our cost structure, driving efficiencies and increasing operating margin,” Gochnauer added.

“As I just mentioned, we are continuing to invest in our organizational structure.  Pat Collins joined the company last week as senior vice president of sales.  Pat will be responsible for identifying new sales opportunities and implementing category management strategies.  He brings particular expertise to support our growth initiatives in technology products, expand the company’s service capabilities to appeal to a broader customer base within the technology sector, and assist office products dealers to more effectively sell technology-related products,” Gochnauer concluded.

Conference Call

United Stationers will hold a conference call followed by a question and answer session on Tuesday, October 26, at 10:30 a.m. CDT, to discuss its recent performance.  To participate, callers within the U.S. and Canada should dial (800) 591-6923 and international callers should dial (617) 614-4907 about 10 minutes before the presentation.  The passcode is “30088406.”  To listen to a webcast of the call, participants should visit the Investor Information section of the company’s Web site at www.unitedstationers.com at least 15 minutes before the call and follow the instructions provided to ensure they have the necessary audio application.  This program is provided at no charge to the user.  In addition, interested parties can access an archived version of the call, also located on the Investor Information section of United Stationers’ Web site, approximately two hours after the conclusion of the call and for the following two weeks.  This news release, along with other information relating to the call, will be available on the Investor Information section of the Web site.

Forward-Looking Statements

This news release contains forward-looking statements, including references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results or events and other statements that are not strictly historical in nature.  These statements are based on management’s current expectations, forecasts and assumptions.  This means they involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here.  These risks and uncertainties include, but are not limited to: the company’s ability to effectively manage its operations and to implement general cost-reduction initiatives; the company’s reliance on key suppliers and the impact of fluctuations in their pricing; variability in supplier allowances and promotional incentives payable to the company, based on inventory purchase volumes, attainment of supplier-established growth hurdles and supplier participation in the company’s annual and quarterly catalogs and other marketing programs, and the impact they have on the company’s gross margin; the company’s ability to anticipate and respond to changes in end-user demand; the impact of variability in customer demand on the company’s product offerings and sales mix and, in turn, on customer rebates payable, and supplier allowances earned, by the company and on the company’s gross margin; increases in customers’ manufacturer direct purchases; competitive activity and pricing pressures; reliance on key management personnel; acts of terrorism or war; and prevailing economic conditions and changes affecting the business products industry and the general economy.  For additional information on these and other factors, please see the reports filed by the company with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on forward-looking information contained in this news release.  The information in this news release is given as of this date only, and the company undertakes no obligation to revise or update it.

Company Overview

United Stationers Inc., with sales for the trailing 12 months of approximately $3.9 billion, is North America’s largest broad line wholesale distributor of business products and a provider of marketing and logistics services to resellers.  Its integrated computer-based distribution systems make more than 40,000 items available to approximately 15,000 resellers.  United is able to ship products within 24 hours of order placement because of its 35 United Stationers Supply Co. distribution centers, 24 Lagasse distribution centers that serve the janitorial and sanitation industry, two Azerty distribution centers in Mexico that serve computer supply resellers, and two distribution centers that serve the Canadian marketplace.  Its focus on fulfillment excellence has given the company an average order fill rate of better than 97%, a 99.5% order accuracy rate, and a 99% on-time delivery rate. For more information, visit www.unitedstationers.com.

The company’s common stock trades on The NASDAQ Stock Market® under the symbol USTR.

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United Stationers Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2004	2003	2004	2003

Net sales	$1,028,833	$979,430	$2,983,377	$2,905,116
Cost of goods sold	876,039	833,680	2,540,255	2,486,286
Gross profit	152,794	145,750	443,122	418,830

Operating expenses:
Warehousing, marketing and administrative expenses	108,163	104,972	323,416	310,712

Income from operations	44,631	40,778	119,706	108,118

Interest expense, net	696	775	1,951	5,538

Loss on early retirement of debt	—	—	—	6,693

Other expense, net	1,006	2,426	2,395	3,646

Income before income taxes and cumulative effect of a change in accounting principle	42,929	37,577	115,360	92,241

Income tax expense	16,614	14,280	44,637	35,054

Income before cumulative effect of a change in accounting principle	26,315	23,297	70,723	57,187

Cumulative effect of a change in accounting principle, net of tax benefit of $3,696	—	—	—	(6,108)

Net income	$26,315	$23,297	$70,723	$51,079
Net income per common share – diluted
Income before cumulative effect of a change in accounting principle	$0.78	$0.69	$2.08	$1.73
Cumulative effect of a change in accounting principle	—	—	—	(0.19)
Net income per common share – diluted	$0.78	$0.69	$2.08	$1.54
Weighted average number of common shares – diluted	33,666	33,897	34,053	33,151

United Stationers Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands, except share data)

(unaudited)

	September 30,
	2004	2003	Dec. 31, 2003
			(audited)
ASSETS
Current assets:
Cash and cash equivalents	$14,220	$17,554	$10,307
Accounts receivable, net*	177,941	181,001	195,433
Retained interest in receivables sold, net	264,801	162,161	153,722
Inventories	555,408	511,134	539,919
Other current assets	21,866	24,790	25,943
Total current assets	1,034,236	896,640	925,324

Property, plant and equipment, net	148,736	158,984	157,716
Goodwill, net	182,836	181,962	182,474
Other	20,713	31,597	29,496
Total assets	$1,386,521	$1,269,183	$1,295,010

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$396,274	$354,809	$357,961
Accrued liabilities	136,415	139,492	135,604
Deferred credits	63,250	61,692	44,867
Current maturities of long-term debt	—	35	24
Total current liabilities	595,939	556,028	538,456

Deferred income taxes	21,543	20,510	21,624
Long-term debt	14,300	6,822	17,300
Other long-term liabilities	44,571	41,112	44,652
Total liabilities	676,353	624,472	622,032

Stockholders’ equity:
Common stock, $0.10 par value; authorized - 100,000,000 shares, issued – 37,217,814 shares in 2004 and 2003	3,722	3,722	3,722
Additional paid-in capital	333,578	326,558	329,787
Treasury stock, at cost – 4,171,575 shares and 3,490,942 shares at September 30, 2004 and 2003, respectively and 3,314,347 shares at December 31, 2003.	(120,742)	(85,400)	(82,863)
Retained earnings	501,360	408,714	430,637
Accumulated other comprehensive loss	(7,750)	(8,883)	(8,305)
Total stockholders’ equity	710,168	644,711	672,978
Total liabilities and stockholders’ equity	$1,386,521	$1,269,183	$1,295,010

* The September 30, 2004 and 2003 and December 31, 2003 accounts receivable balances do not include $106.5 million, $189.9 million and $150 million each, respectively, of accounts receivable sold through a securitization program.

United Stationers Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the Nine Months Ended September 30,
	2004	2003
Cash Flows From Operating Activities:
Net income	$70,723	$51,079
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,478	22,128
Gain on the sale of plant, property and equipment	(53)	(354)
Amortization of capitalized financing costs	489	3,068
Cumulative effect of a change in accounting principle, net of tax	—	6,108
Write down of assets held for sale	300	1,290
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable, net	17,502	(22,670)
(Increase) decrease in retained interest in receivables sold, net	(111,079)	29,480
(Increase) decrease in inventory	(15,319)	53,776
Decrease (increase) in other assets	1,286	(7,012)
Increase in accounts payable	38,291	20,525
Increase in accrued liabilities	2,080	8,339
Increase in deferred credits	18,383	16,943
(Decrease) increase in deferred taxes	(81)	3,451
Decrease in other liabilities	(81)	(519)
Net cash provided by operating activities	42,919	185,632

Cash Flows From Investing Activities:
Capital expenditures	(10,658)	(9,562)
Proceeds from the disposition of property, plant and equipment	9,969	3,611
Net cash used in investing activities	(689)	(5,951)

Cash Flows From Financing Activities:
Retirements and principal payments of debt	(24)	(204,392)
Net borrowings under revolver	(3,000)	—
Issuance of treasury stock	6,500	29,458
Acquisition of treasury stock, at cost	(40,908)	—
Payment of employee withholding tax related to stock option exercises	(963)	(4,955)
Net cash used in financing activities	(38,395)	(179,889)

Effect of exchange rate changes on cash and cash equivalents	78	336
Net change in cash and cash equivalents	3,913	128
Cash and cash equivalents, beginning of period	10,307	17,426
Cash and cash equivalents, end of period	$14,220	$17,554

United Stationers Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

(unaudited)

Net Income and EPS Excluding Charges (Net of Tax)

(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2004	2003	2004	2003
Net income	$26,315	$23,297	$70,723	$51,079
Add: Loss on early retirement of debt	—	—	—	4,150
Cumulative effect of a change in accounting principle	—	—	—	6,108
Net income excluding charges	$26,315	$23,297	$70,723	$61,337

Earnings per share under GAAP	$0.78	$0.69	$2.08	$1.54
Add: Loss on early retirement of debt	—	—	—	0.13
Cumulative effect of a change in accounting principle	—	—	—	0.19
EPS excluding charges	$0.78	$0.69	$2.08	$1.86
Weighted average number of common shares – diluted	33,666	33,897	34,053	33,151

Note:  Net income and diluted EPS excluding charges are provided as additional financial measures.  GAAP requires that the loss on early retirement of debt and the cumulative effect of a change in accounting principle be included in net income.  The company believes, for comparative purposes, it is helpful to provide readers of its financial statements with net income excluding charges and diluted EPS excluding charges.

Net Capital Spending

(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		Forecast Year Ending
	2004	2003	2004	2003	2004
Capital expenditures	$4,360	$4,252	$10,658	$9,562	$16,000
Proceeds from the disposition of property, plant and equipment	(2)	(2)	(9,969)	(3,611)	(10,000)

Net cash used in investing activities	4,358	4,250	689	5,951	6,000
Capitalized software	561	463	2,184	1,749	6,000

Net capital spending	$4,919	$4,713	$2,873	$7,700	$12,000

Note: Net capital spending is provided as an additional measure of investing activities.  The company’s accounting policy is to include capitalized software in “Other Assets.”  Generally Accepted Accounting Principles require that “Other Assets” be included on the cash flow statements under the caption “Net Cash Provided by Operating Activities.”  Internally, the company measures cash used in investing activities including capitalized software.  The company believes that it is helpful to provide readers of its financial statements with this same information.

Debt-to-Total Capitalization

(dollars in thousands)

	September 30,
	2004	2003	Change
Current maturities of long-term debt	$—	$35	$(35)
Long-term debt	14,300	6,822	7,478
Total debt	14,300	6,857	7,443
Accounts receivable sold	106,500	189,900	(83,400)
Total debt and securitization (adjusted debt)	120,800	196,757	(75,957)
Stockholders’ equity	710,168	644,711	65,457
Total capitalization	$830,968	$841,468	$(10,500)

Adjusted debt-to-total capitalization	14.5%	23.4%	(8.9)%

Note:  Adjusted debt and adjusted debt-to-total capitalization are provided as additional liquidity measures.  GAAP requires that accounts receivable sold under the company’s receivables securitization program be reflected as a reduction in accounts receivable and not reported as debt.  The company internally considers accounts receivables sold to be a financing mechanism.  The company believes it is helpful to provide readers of its financial statements with a measure that adds accounts receivable sold to total debt and debt-to-total capitalization calculated on the same basis.

Adjusted Cash Flow

(in thousands)

	For the Nine Months Ended September 30,
	2004	2003
Cash Flows From Operating Activities:
Net cash provided by operating activities	$42,919	$185,632
Excluding the change in accounts receivable sold	43,500	(84,900)
Net cash provided by operating activities excluding the effects of receivables sold	$86,419	$100,732

Cash Flows From Financing Activities:
Net cash used in financing activities	$(38,395)	$(179,889)
Including the change in accounts receivable sold	(43,500)	84,900
Net cash used in financing activities including the effects of receivables sold	$(81,895)	$(94,989)

Note:  Net cash provided by operating activities, excluding the effects of receivables sold, is presented as an additional liquidity measure.  Generally Accepted Accounting Principles (GAAP) require that the cash flow effects of changes in the amount of accounts receivable sold under the company’s receivables securitization program be reflected within operating cash flows.  The company internally considers accounts receivable sold to be a financing mechanism and not a source of cash flow related to operations.  The company believes it is helpful to provide readers of its financial statements with operating cash flows adjusted for the effects of changes in accounts receivable sold.

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